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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               BIOVEX GROUP, INC.

     BioVex Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), which filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 18, 2005;

     DOES HEREBY CERTIFY:

     1: That Corporation has not to date received any payment for any of its stock.

     2: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this Corporation, which resolution setting forth the proposed amendment and restatement is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended and restated in its entirety as follows:

     FIRST: The name of the Corporation is: BioVex Group, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Corporation.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: This Corporation is authorized to issue two classes of stock to be designated respectively Preferred Stock ("PREFERRED STOCK") and Common Stock ("COMMON STOCK"). The total number of shares of capital stock that the Corporation is authorized to issue is 94,031,239. The total number of shares of Common Stock this Corporation shall have authority to issue is 50,860,902, $0.0001 par value per share. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 43,170,337, $0.0001 par value per share, of which:

     - 9,692,462 shares are hereby designated "Series A Preferred Stock" (the "SERIES A STOCK");

     - 18,931,043 shares are hereby designated "Series B Preferred Stock" (the "SERIES B STOCK");


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     -    2,529,366 shares are hereby designated "Series C Preferred Stock" (the
          "SERIES C STOCK");

     - 10,117,466 shares are hereby designated "Series D Preferred Stock" (the "SERIES D STOCK"); and

     - 1,900,000 shares are hereby designated "Series M Preferred Stock" (the "SERIES M STOCK").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. Unless otherwise indicated, references to "Sections" or "Subsections" in this Article refer to sections and subsections of this Article Fourth.

A. COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

     2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of the Preferred Stock if the holders of such affected series are entitled to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK.

     The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

     1. Dividends.

     The Corporation shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless such dividends are distributed pro rata to the holders of the Common Stock and Preferred Stock (on an as-converted basis) then outstanding.


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     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations
and Asset Sales.

          (a) Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares):

               (i) in respect of the Series B Stock, $2.1356 per share, plus any dividends declared but unpaid thereon;

               (ii) in respect of the Series C Stock, $2.1356 per share, plus any dividends declared but unpaid thereon; and

               (iii) in respect of the Series D Stock, $1.4238 per share, plus any dividends declared but unpaid thereon.

If upon any such liquidation, dissolution or winding up of the Corporation the assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B, C and D Preferred the full aforesaid preferential amounts to which they shall be entitled pursuant to this Subsection
(a), the holders of shares of Series B, C and D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective aggregate liquidation preference amounts owed to each such holder in accordance with this Subsection.

          (b) Payments to Holders of Series M Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of Series B, C and D Preferred Stock pursuant to Subsection (a) above, the holders of shares of Series M Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Corporation's stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the lesser of (i) $2.8810 per share and (ii) the per share amount determined by dividing $5,401,800 by the number of shares of Series M Stock then outstanding, plus any dividends declared but unpaid thereon.

          (c) Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of Preferred Stock pursuant to Subsection (a) and Subsection (b), the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.


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

          (d) Deemed Liquidation Events.

               (i) The following events shall be deemed to be a liquidation of the Corporation, unless the holders of 60% of the Preferred Stock, voting together as a single class, elect otherwise by written notice given to the Corporation at least 10 days prior to the effective date of any such event (any such event, unless such an election is made, is referred to herein as a "DEEMED LIQUIDATION EVENT"):

                    (A) a merger or consolidation in which:

                         (I)  the Corporation is a constituent party or

                         (II) a subsidiary of the Corporation is a constituent
                              party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2(d)(i), all shares of Common Stock issuable upon exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                    (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any direct or indirect subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

               (ii) The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2(d)(i)(A)(I) above unless the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a), 2(b) and 2(c) above.

               (iii) In the event of a Deemed Liquidation Event pursuant to Subsection 2(d)(i)(A)(II) or 2(d)(i)(B) above, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 30 days after such Deemed Liquidation


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

Event, then (A) the Corporation shall deliver a written notice to each holder of Series B, C, D and M Preferred Stock no later than the 30th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms hereof to require the redemption of such shares of Series B, C, D and M Preferred Stock, and (B) if the holders of a majority of the then outstanding shares of such Preferred Stock so request in a written instrument delivered to the Corporation not later than 45 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the "NET PROCEEDS"), to the extent legally available for distribution to the stockholders of the Corporation, to redeem, on the 60th day after such Deemed Liquidation Event, all outstanding shares of such Preferred Stock at a price per share equal to the respective liquidation amounts due on each series of Preferred Stock pursuant to Subsections 2(a), 2(b) and 2(c) above. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of such Preferred Stock, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall first redeem the shares of each holder of Series B, C and D Preferred Stock (pro rata, if the Net Proceeds or lawfully available funds are insufficient to pay all such amounts) to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and shall then redeem the shares of each holder of Series M Preferred Stock (pro rata, if the Net Proceeds or lawfully available funds are insufficient to pay all such amounts) to the fullest extent of such remaining Net Proceeds or such remaining lawfully available funds, as the case may be. Where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor (in the order of priority set forth in the preceding sentence). Prior to the distribution or redemption provided for in this Subsection 2(d)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

               (iv) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

     3. Voting.

          (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Subsection 3(c) below, holders of Preferred Stock shall vote together with the


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

holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

          (b) The holders of record of the shares of Preferred Stock, exclusively and as a single class (and not as separate series), shall be entitled to elect six (6) directors of the Corporation (each, a "PREFERRED DIRECTOR"). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3(b).

          (c) The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following, or cause any direct or indirect subsidiary of the Corporation to do any of the following, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

               (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or the comparable charter documents of any direct or indirect subsidiary;

               (ii) purchase or redeem (or permit any direct or indirect subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation or any direct or indirect subsidiary thereof other than (A) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (B) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (C) dividends or other distributions made by a direct or indirect subsidiary to the Corporation or another direct or indirect subsidiary of the Corporation, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any direct or indirect subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

               (iii) liquidate, dissolve or wind-up the business and affairs of the Corporation or any direct or indirect subsidiary, effect any Deemed Liquidation Event, or consent to any of the foregoing;

               (iv) create, or authorize the creation of, any additional class or series of capital stock, or increase the authorized number of shares of any series of Preferred Stock or increase the authorized number of shares of any additional class or series of shares of capital stock;

               (v) enter into, or permit any direct or indirect subsidiary to enter into, any transaction, arrangement or commitment for the purposes of creating a partnership, joint venture or consortium or syndicate arrangement that is not in the ordinary course of business;

               (vi) enter into any transaction outside the ordinary course of business with a member of the Board of Directors or a member of the board of directors of any direct or indirect subsidiary of the Corporation or any of their respective affiliates;

               (vii) effect a material change in the nature of the business of the Corporation or any direct or indirect subsidiary of the Corporation;

               (viii) issue any shares of capital stock, any rights, options or warrants to purchase shares of capital stock, or securities of any type whatsoever that are or may become convertible into shares of capital stock, other than pursuant to the grant of options approved by, or pursuant to plans approved by, the Board of Directors (including at least a majority of the Preferred Directors);

               (ix) dispose of assets constituting twenty-five percent (25%) or more of the revenues, net income or net assets of the Corporation on a consolidated basis;

               (x) create, or hold capital stock in, any direct or indirect subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) all or substantially all of the assets of such subsidiary;

               (xi) dispose of any of the Corporation's Intellectual Property other than in the ordinary course of business. For purposes hereof, "INTELLECTUAL PROPERTY" means any and all intellectual property in any part of the world including but not limited to registered trade and service marks, patents, utility models, registered designs, unregistered trade and service marks, trade and business names, copyrights, database rights, unregistered design rights, applications and the right to make applications for any of the foregoing, renewals, extensions and revivals thereof, all rights of a similar nature and any and all information (not in the public domain) including but not limited to that information concerned with materials and formulations, products, manufacturing and other processes, methodologies, medical procedures, clinical and research results, the operation of any software or process, the manufacture, design or development of any software or products, the marketing of any software or products or services (including customer lists, financial information, price lists, sales statistics, survey reports and market share data), existing in whatever form including but not limited to technical data, specifications, formulae, experience, drawings, manuals, component lists, instructions, designs and circuit diagrams and materials (being any chemical or biological substance including any: (i)


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

organic or inorganic element or compound, (ii) nucleotide or nucleotide sequence including DNA and RNA sequences, (iii) gene, (iv) vector or construct including plasmids, phages, bacterial and viral vectors, bacteriophages and viruses, (v) host organism including clinical isolates, bacteria, fungi, protazoa and hybridomas, (vi) eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression system, (vii) protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide, enzyme or antibody, (viii) drug or pro-drug, or (ix) any other genetic or biological material or micro-organism).

          (d) The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend the terms of the Series B Stock or the Series C Stock, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Stock and Series C Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class (and not as separate series).

          (e) The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend the terms of the Series D Stock without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series D Stock, given in writing or by vote at a meeting.

     4. Optional Conversion.

     The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

          (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by converting at the applicable Conversion Rate (as defined below) in effect at the time of conversion. Each of the "SERIES A CONVERSION RATE", "SERIES B CONVERSION RATE", "SERIES C CONVERSION RATE", "SERIES D CONVERSION RATE" and "SERIES M CONVERSION RATE" (each, a "CONVERSION RATE"), shall initially be one (1) share of Common Stock for each share of each such series of Preferred Stock. Such initial Conversion Rates shall be subject to adjustment as provided below.

     In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

          (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of


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Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock (of each class) the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

          (c) Mechanics of Conversion.

               (i) In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the "CONVERSION TIME"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

               (ii) The Corporation shall at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

               (iii) All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall


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

immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

               (iv) Upon any such conversion, no adjustment to any Conversion Rate shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

               (v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this
Section 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock without a comparable subdivision of one or more series of Preferred Stock or combine the outstanding shares of one or more series of Preferred Stock without a comparable combination of the Common Stock, the applicable Conversion Rate in effect immediately before that subdivision or combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock without a comparable combination of one or more series of Preferred Stock or effect a subdivision of the outstanding shares of one or more series of Preferred Stock without a comparable subdivision of the Common Stock, the applicable Conversion Rate in effect immediately before the combination or subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event each Conversion Rate in effect immediately before such event shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Rate then in effect by a fraction:


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

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter each Conversion Rate shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

          (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of
Section 2 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

          (g) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2(d), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections (d), (e) or (f) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this
Section 4 (including provisions with respect to changes in and other adjustments of each Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

          (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Rate pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Rate then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.

          (i) Notice of Record Date. In the event:

               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

               (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 15 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the national mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Corporation.

     5. Mandatory Conversion.

          (a) Upon the earlier of (i) the closing of the sale of shares of Common Stock in a firm-commitment underwritten public offering in conjunction with the listing or quotation of the Common Stock on The NASDAQ National Market, the New York Stock Exchange, the

London Stock Exchange or another internationally recognized stock exchange (a "QUALIFIED IPO") or (ii) a date specified by vote or written consent of the holders of 60% of the then outstanding shares of Preferred Stock (the date of such closing or such vote or written consent, the "MANDATORY CONVERSION DATE"), all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective applicable Conversion Rate.

          (b) All holders of record of shares of Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this
Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Preferred Stock. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for shares of Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

     6. Stock Dividend upon Dilutive Issuance.

          (a) In the event that the Corporation issues any new shares or any securities convertible, exercisable into or exchangeable for new shares (other than an Exempt Issuance, as defined below), at a price less than $1.4238 (any such issuance, a "DILUTIVE Issuance"), the Corporation shall issue to each holder of Series B Stock, by way of a stock dividend, the number of shares of Series B Stock (rounded down to the nearest whole share) (the "SERIES B DIVIDEND SHARES") that is determined by the following formula:

     Z = (A x C) - (A x B)
         -------   -------
           (B)       (B)

     where: Z    equals the number of Series B Dividend Shares to be issued;

            A equals the Deemed Series B Holding (as defined below) of each such holder of shares of Series B Stock immediately prior to the Dilutive Issuance;

            B equals the issue price per share at which securities are issued in the Dilutive Issuance; and

            C    equals $1.4238.

          (b) In the event of a Dilutive Issuance, the Corporation shall issue to each holder of Series C Stock, by way of a stock dividend, the number of shares of Series C Stock (rounded down to the nearest whole share) (the "SERIES C DIVIDEND SHARES") that is determined by the following formula:

     Z = (A x C) - (A x B)
         -------   -------
           (B)       (B)

     where: Z    equals the number of Series C Dividend Shares to be issued;

            A equals the Deemed Series C Holding (as defined below) of each such holder of shares of Series C Stock immediately prior to the Dilutive Issuance;

            B equals the issue price per share at which securities are issued in the Dilutive Issuance; and

            C    equals $1.4238.

          (c) In the event of a Dilutive Issuance, the Corporation shall issue to each holder of Series D Stock, by way of a stock dividend, the number of shares of Series D Stock (rounded down to the nearest whole share) (the "SERIES D DIVIDEND SHARES") that is determined by the following formula:

     Z = (A x C) - (A x B)
         -------   -------
           (B)       (B)
     where: Z    equals the number of Series D Dividend Shares to be issued;

            A equals the Deemed Series D Holding (as defined below) of each such holder of shares of Series D Stock immediately prior to the Dilutive Issuance;

            B equals the issue price per share at which securities are issued in the Dilutive Issuance; and

            C    equals $1.4238.

          (d) The following shall constitute "EXEMPT ISSUANCES" for purposes hereof:

                         (I) Convertible Securities issued as a dividend or distribution on the Preferred Stock;

                         (II) shares of Common Stock; rights, options or
                              warrants to subscribe for, purchase or otherwise acquire Common Stock or securities convertible into Common Stock ("OPTIONS"); or other Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

                         (III) shares of Common Stock or Options issued to
                              employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation (including at least a majority of the Preferred Directors); or

                         (IV) shares of Common Stock or Convertible Securities
                              actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

          (e) For purposes of this Section 6:

               (i) "DEEMED SERIES B HOLDING" means, with respect to any holder of Series B Stock, the actual number of shares of Series B Stock hold by such holder immediately prior to the Dilutive Issuance if such holder purchases at least its Pro Rata Amount (as defined below) with respect to such Dilutive Issuance or, otherwise, the number (rounded to the nearest hundredth of a share) determined by multiplying the actual number of shares of Series B Stock held by such holder immediately prior to the Dilutive Issuance by a fraction, the numerator of which is equal to the number of Offered Securities (as defined below) actually purchased by such holder in such Dilutive Issuance and the denominator of which is equal to such holder's Pro Rata Amount.

               (ii) "DEEMED SERIES C HOLDING" means, with respect to any holder of Series C Stock, the actual number of shares of Series C Stock hold by such holder immediately prior to the Dilutive Issuance if such holder purchases at least its Pro Rata Amount with respect to such Dilutive Issuance or, otherwise, the number (rounded to the nearest hundredth of a share) determined by multiplying the actual number of shares of Series C Stock held by such holder immediately prior to the Dilutive Issuance by a fraction, the numerator of which is equal to the number of Offered Securities actually purchased by such holder in such Dilutive Issuance and the denominator of which is equal to such holder's Pro Rata Amount.

               (iii) "DEEMED SERIES D HOLDING" means, with respect to any holder of Series D Stock, the actual number of shares of Series D Stock hold by such holder immediately prior to the Dilutive Issuance if such holder purchases at least its Pro Rata Amount with respect to such Dilutive Issuance or, otherwise, the number (rounded to the nearest hundredth of a share) determined by multiplying the actual number of shares of Series D Stock held by such holder immediately prior to the Dilutive Issuance by a fraction, the numerator of which is equal to the number of Offered Securities actually purchased by such holder in such Dilutive Issuance and the denominator of which is equal to such holder's Pro Rata Amount.

               (iv) "OFFERED SECURITIES" shall mean the equity securities of the Corporation set aside by the Board of Directors of the Corporation for purchase by holders of outstanding shares of Preferred Stock in connection with a Dilutive Issuance, and offered to such holders, pursuant to Part C of this Article FOURTH.

               (v) "PRO RATA AMOUNT" shall mean, with respect to any holder, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Preferred Stock owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Preferred Stock, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Dilutive Issuance, after giving effect to any cutbacks or limitations established by the Board of Directors and applied on a pro rata basis to all holders of Preferred Stock.

          (f) Following any stock split, stock combination, stock dividend, merger, reorganization or similar change or adjustment in the capitalization of the Corporation, appropriate adjustment shall be made in the application of the provisions of this Section 6 to give the original effect hereto.

     7. [Reserved]

     8. Stock Dividend upon Qualified IPO.

          (a) Immediately prior to the closing of a Qualified IPO, the Corporation shall issue, by way of a stock dividend:

               (i) to each holder of Series B Stock or Series C Stock, a number of shares of Common Stock (rounded down to the nearest whole share) equal to:

                    (A) the product of (x) the aggregate number of shares of Series B Stock or Series C Stock held by such holder, and (y) $2.1356;

                         divided by

                    (B) the price per share at which Common Stock is to be sold to the public in the Qualified IPO, as determined in good faith by the Board of Directors, upon consultation with the underwriters of such Qualified IPO; and

               (ii) to each holder of Series D Stock, a number of shares of Common Stock (rounded down to the nearest whole share) equal to:

                    (A) the product of (x) the aggregate number of shares of Series D Stock held by such holder, and (y) $1.4238;

                         divided by

                    (B) the price per share at which Common Stock is to be sold to the public in the Qualified IPO, as determined in good faith by the Board of Directors, upon consultation with the underwriters of such Qualified IPO; and

               (iii) to each holder of Series M Stock, a number of shares of Common Stock (rounded down to the nearest whole share) equal to:

                    (A) the product of (x) the aggregate number of shares of Series M Stock held by such holder and (y) the lesser of (i) $2.8810 per share and (ii) the per share amount determined by dividing $5,401,800 by the number of shares of Series M Stock then outstanding $2.8810;

                         divided by

                    (B) the price per share at which Common Stock is to be sold to the public in the Qualified IPO, as determined in good faith by the Board of Directors, upon consultation with the underwriters of such Qualified IPO.

     9. Fractional Shares. No fractional shares of Common Stock shall be issued in an stock dividend pursuant to Section 6 or Section 8 above or otherwise upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable in any such stock dividend or upon such conversion shall be determined on the basis of the total number of shares of Series B Stock, Series C Stock, Series D Stock and Series M Stock in respect of which the holder is entitled to a dividend or which the holder is at the time converting into Common Stock, and the aggregate number of shares of Common Stock issuable in such dividend or upon such conversion.

     10. Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth in this Part B of Article FOURTH may be waived by the affirmative consent or vote of the holders of 60% of the shares of Preferred Stock then outstanding, voting together as a single class.

C. PREEMPTIVE RIGHTS

     1. Subject to the provisions of Section 4 below, and unless waived by (i) the holders of at least 75% of the Series B Stock and the Series C Stock (voting together as a single class and not as separate series) and (ii) the holders of at least 75% of the Series D Stock:

          (a) Holders of shares of Series B Stock, Series C Stock and Series D Stock shall be entitled to a preemptive right to purchase or subscribe for, on a pro rata basis reflecting the number of shares of Series B Stock, Series C Stock and Series D Stock then held by each of them (on an as-if-converted to Common Stock basis), any additional shares of any class of capital stock to be issued by this corporation, any rights, options or warrants to purchase such Capital Stock and securities of any type whatsoever that are or may become convertible into such Capital Stock, including by reason of any increase of the authorized capital stock of the corporation, of any class, whether such unissued stock shall be issued for cash, property, or any other lawful consideration (the "NEW SHARES").

          (b) If any New Shares are not purchased or subscribed for by the holders of Series B Stock, Series C Stock or Series D Stock pursuant to the terms of paragraph (a) above, any holders of shares of Series A Stock and of Common Stock shall be entitled to a preemptive right to purchase or subscribe for, on a pro rata basis reflecting the number of shares of Series A Stock or Common Stock then held by each of them (on an as-if-converted to Common Stock basis), as the case may be, any such remaining New Shares.

     2. The Corporation shall give written notice (a "PREEMPTION NOTICE") to the holders of capital stock of the Corporation of any proposed issuance of New Shares. The preemptive rights provided for herein must be exercised (if at all) by written notice to the Corporation by a date to be set by the Corporation not less than fourteen (14) and not more than twenty-one (21) days following the date of such Preemption Notice.

     3. In the event that any New Shares are not purchased or subscribed for by holders pursuant to the terms of Sections 1 or 2 above, the Corporation may issue and sell such remaining New Shares at a price not less than the price specified in the Preemption Notice. No such sale may be made more than three (3) months following the date of such Preemption Notice without again offering such New Shares to holders pursuant to the terms of this Part C.

     4. The preemptive rights provided for herein shall not apply in the case of:

          (a) any grant or issuance of options or warrants to purchase shares of the capital stock of the Corporation approved by the Board of Directors (including at least a majority of the Preferred Directors) or granted pursuant to a plan approved by the Board of Directors (including at least a majority of the Preferred Directors);

          (b) any issuance of shares of the capital stock of the Corporation in the form of restricted stock, or upon the exercise of any option or warrant, approved by the Board of Directors (including at least a majority of the Preferred Directors) or granted or issued pursuant to a plan approved by the Board of Directors (including at least a majority of the Preferred Directors).

          (c) any stock dividend declared or made pursuant to the terms of Section B.6 or Section B.8 hereof.

     FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          B. Election of directors need not be by written ballot.

          C. The Board of Directors is expressly authorized to adopt, amend, alter or repeal the By-Laws of the Corporation.

     SIXTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "INDEMNITEE"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

     With respect to any action, suit, proceeding or investigation with respect to which the Corporation is required to indemnify the Indemnitees pursuant to this Article Seventh, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

     In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made under this Article if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

     The Corporation shall not indemnify an Indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("DISINTERESTED DIRECTORS"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

     The rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      * * *

          4: The foregoing amendment and restatement was approved by at least the majority of the duly elected and qualified directors of the Corporation.

          5: That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation's Certificate of Incorporation, has been duly adopted in accordance with Sections 241 and 245 of the General Corporation Law.

                                      *****

     IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on August 30, 2005.


                                        By: /S/ PHILIP ASTLEY-SPARKE
                                            ------------------------------------
                                            Philip Astley-Sparke
                                            President